Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Energy Transfer Equity, L.P. of our report dated February 25, 2011 relating to the consolidated financial statements of Citrus Corp., which appears in the Annual Report on Form 10-K for the year ended December 31, 2010 of Southern Union Company. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

July 10, 2011